SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 23, 2004 (November 17 2004)

AFG Investment Trust C
(Exact name of registrant as specified in its charter)

Delaware        0-21444        04-3157232
     (State or other jurisdiction of incorporation)  (Commission  File Number)       (IRS Employer  Identification No.)

1050 Waltham Street Lexington, MA 02421
(Address of principal executive offices)  (Zip Code)

Registrant’s telephone number, including area code (781) 676-0009

(Former name or former address, if changed since last report)

Item 8.01. Other Events

On November 17, 2004, the Managing Trustee of AFG Investment Trust C (the “Trust”) declared an $8.0 million distribution to the beneficial interest holders of the Trust on that date, payable on November 23, 2004. The distribution amount represents the approximate net proceeds received by the Trust for the sale of MILPI Holdings, LLC after transaction costs and reserves. The distribution is approximately $3.20 per Class A beneficial interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

        Dated:    November 23, 2004         AFG INVESTMENT TRUST C
    By: AFG ASIT Corporation, as Managing Trustee

By:  /s/ Richard K Brock
  Name: Richard K Brock
          Title: Chief Financial Officer